Exhibit 10.2

THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER IT NOR THE SHARES OF COMMON STOCK INTO WHICH IT CAN BE CONVERTED CAN BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

12% CONVERTIBLE NOTE

DUE AUGUST 3, 2018

Issue Date:	August 3, 2017
Principal:	$400,000.00
Conversion Rate Per Share:	$0.55

$400,000.00	August 3, 2017

THE PAYEE AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT, UNDER THE PROVISIONS OF SECTION 4(e) OF THIS NOTE, FOLLOWING CONVERSION OF A PORTION OF PRINCIPAL UNDER THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL UNDER THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ABOVE.

FOR VALUE RECEIVED, the undersigned, Digital Power Corporation, a California corporation with offices at 49430 Lakeview Boulevard, Fremont, CA 94538 ("Maker"), promises to pay to [●] with an address at [●] (including any assignee, "Payee"), on August 3, 2018, except as otherwise provided below (the "Maturity Date"), the principal amount of Four Hundred Thousand ($400,000.00) Dollars in lawful money of the United States of America (the "Principal”) together with all accrued interest.

Maker acknowledges that this Note has been issued at a 10% original issue discount.

The amount due under this Note, including Principal and accrued but unpaid interest on such Principal is convertible into shares of the Maker's common stock, no par value (the "Common Stock"), all as set forth below. This Note bears simple interest (the "Interest") at the annual rate of twelve percent (12%) (the “Rate”), payable, in arrears, on the Interest Payment Dates (as defined in Section 1 below), until the Principal and all accrued but unpaid Interest (collectively the “Obligations”) are paid in full.

1.1     Interest.

1.1     Interest. Maker will pay Interest, in arrears, on the fifteenth day of each January, April, July and October (the "Interest Payment Dates") commencing on October 15, 2017. Interest on this Note will accrue from the most recent date to which Maker has paid Interest or, if no Interest has been paid, from the date of delivery of this Note. If an Interest Payment Date falls on a date that is not a Business Day (as defined below), the Interest due on such day shall be payable on the next succeeding Business Day. Interest will be computed on a 360-day year of twelve 30-day months. A “Business Day” is any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed.

1.2     Prepayment. Upon 30 days’ written notice to Payee, Maker shall have the right to prepay the Principal and accrued but unpaid Interest before the Maturity Date. Payee shall have the right to exercise its conversion rights by written notice sent to the Maker at least three (3) Business Days before the proposed prepayment date.

2.      Method of Payment. Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. Maker may, however, pay Principal and Interest by its check, subject to collection, payable in such money, provided such funds are clear and available funds to the Payee on the date such payment is due. Maker may mail an Interest check to Payee’s address as it first appears on this Note or such other address as Payee shall give by notice to Maker. If less than the then outstanding Principal is paid, this Note shall be surrendered only for notation by Maker of the Principal payment made and returned to Payee. Anything to the contrary notwithstanding, if Payee converts the Principal or any part of the Principal of this Note as provided in Section 4 below, at Payee’s option, Maker shall pay all then accrued but unpaid Interest in cash.

3.       No Security.     This Note is unsecured.

4.       Conversion.

(a)     Payee's right to Convert. Except as provided by the “Ownership Limitation” as defined below in this Section 4(a) and compliance with Section 4(g)(iii) and Section 4(h) below, Payee shall have the right, at any time that this Note is outstanding until the close of business on the day the Obligations are paid in full, to cause the conversion (a “Conversion”) of all or any portion (if such portion is Five Thousand ($5,000) Dollars or a whole multiple of Five Thousand ($5,000) Dollars) of the Principal outstanding at the time such Conversion is effected (the "Convertible Principal") into shares of Common Stock (the "Conversion Shares"). The price for Conversion, subject to adjustment as provided in Section 5 below, shall be Fifty-Five ($0.55) Cents per share (the “Conversion Rate”). Maker will not issue a fractional share of Common Stock upon Conversion but will instead will issue cash calculated to the nearest penny in the amount equal to the fractional share times the closing price for a share of the Maker’s Common Stock on the date of such conversion. Except as may be provided in Section 4(b) below, anything to the contrary notwithstanding, in no event shall Payee be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Payee and Payee’s affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other of Maker’s securities subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Payee and its affiliates of more than 9.99% of the outstanding shares of Common Stock (“Ownership Limitation”). Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Regulations 13D-G thereunder, provided, further, however, that the limitations on Conversion may be waived by Payee upon, at the election of Payee, not less than 61 days’ prior notice to Maker, and the provisions of the Ownership Limitation shall continue to apply until such 61st day (or such later date, as determined by Payee, as may be specified in such notice of waiver).

(b)     Manner of Conversion. Payee may exercise its Conversion right by completing, executing and sending to Maker a completed and executed Note Conversion Notice in the form attached as Annex A (the “Conversion Notice”) stating the amount of the Convertible Principal to be converted and providing the other information required in the Conversion Notice. Maker shall issue the number of Conversion Shares into which the Convertible Principal is to be converted in accordance with the Conversion Rate. If required by applicable federal or state securities laws or regulations, Payee shall represent in writing to Maker prior to the receipt of the Conversion Shares that Payee is acquiring such Conversion Shares for investment only and not for resale or with a view to the distribution thereof, and shall agree that any certificates representing the Conversion Shares may bear a legend, conspicuously noting such restriction, as Maker shall deem reasonably necessary or desirable to enable it to comply with any applicable federal and/or state laws or regulations.

(c)     Delivery of Certificates Upon Conversion. Certificates representing Conversion Shares to be issued upon Conversion shall be transmitted by Maker’s transfer agent (the “Transfer Agent”) to Payee (1) by crediting the account of Payee’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if Maker is then a participant in such system and there is an effective Registration Statement, as defined in Section 6 below, permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by Payee or (2) if the Maker is not then a participant in the DWAC system and there is not a current effective Registration Statement covering the Conversion Shares to be issued, by physical delivery of certificates representing the Conversion Shares, bearing the restrictive legends required by Section 4(b) above if the Conversion Shares are otherwise not publicly tradable or without such restrictive legends if the Conversion Shares are otherwise publicly tradable, to the address specified by Payee in the Conversion Notice by the date that is five (5) Business Days after the later of (i) the delivery to Maker of the Conversion Notice or (ii) surrender of this Note (such date, the “Underlying Share Delivery Date”).

(d)     Rights on Failure of Timely Delivery. If Maker fails to cause the Transfer Agent to transmit to Payee a certificate or certificates representing the Conversion Shares pursuant to Section 4(c) above by the Underlying Share Delivery Date, then, (1) Payee will have the right to rescind such Conversion, which will terminate on the earlier of the actual delivery of the Conversion Shares or ten (10) Business Days after the Underlying Share Delivery Date; and (2) Maker shall pay to Payee as liquidated damages and not as a penalty Two Hundred Fifty ($250.00) Dollars for each day after the Underlying Share Delivery Date that Maker fails to deliver the certificate or the certificates representing the Conversion Shares pursuant to Section 4(c) above. In addition to any other rights available to the Payee, if the Maker fails to cause the Transfer Agent to transmit the Conversion Shares to the Payee via the DWAC system or a certificate or certificates representing the Conversion Shares pursuant to an exercise on or before the Underlying Share Delivery Date as provided in Section 4(c) above, and if after such date the Payee is required by its broker to purchase (in an open market transaction or otherwise) or the Payee’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Payee of the Conversion Shares that the Payee anticipated receiving upon such exercise (a “Buy-In”), then the Maker shall (A) pay to the Payee in cash the amount, if any, by which (x) the Payee’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Maker was required to deliver to the Payee in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Payee, either reinstate the portion of the Conversion and equivalent number of Conversion Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Payee the number of Conversion Shares that would have been issued had the Maker timely complied with its exercise and delivery obligations. For example, if the Payee purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Conversion with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Maker shall be required to pay the Payee $1,000. The Payee shall provide the Maker written notice indicating the amounts payable to the Payee in respect of the Buy-In and, upon request of the Maker, reasonable evidence of the amount of such loss. Nothing herein shall limit a Payee’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver Conversion Shares as required by this Note.

(e)     Surrender of Note Upon Conversion. Upon a partial Conversion of this Note, Payee shall not be required to physically surrender this Note to Maker. Payee and Maker shall maintain records showing the Principal amount so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to Payee and Maker, so as not to require physical surrender of this Note upon each such Conversion. In the event of any dispute or discrepancy, such records of Payee shall, prima facie, be controlling and determinative in the absence of fraud or manifest error. Notwithstanding the foregoing, if any portion of this Note is converted, Payee may not transfer this Note unless Payee first physically surrenders this Note to Maker, whereupon Maker will issue and deliver upon the order of Payee a new Note of like tenor, registered as Payee (upon payment by Payee of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal amount of this Note.

(f)     Taxes on Conversion Shares. Maker will not charge or withhold any amount for taxes or other costs upon issuance of Conversion Shares. As noted in Section 4(e) above, Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares in any name other than that of Payee, and Maker shall not be required to issue or deliver any certificates representing such Conversion Shares unless and until the Payee (or the person in whose name such Conversion Shares are to be issued) shall have paid to Maker the amount of such tax or shall have established to the satisfaction of Maker that such tax has been paid.

(g)     Covenants of Maker Relating to Conversion. Maker covenants and agrees that from and after the date hereof and until the date of repayment of all of the Obligations, or Conversion of all of the Convertible Principal:

(i)     It shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, sufficient shares to provide for the Conversion of this Note from time to time as this Note is presented for Conversion;

(ii)     All Conversion Shares will upon issue be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to the preemptive rights of any shareholder of Maker;

(iii)     If any Conversion requires registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon Conversion, Maker will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, and Maker's obligation to deliver Conversion Shares shall be abated until such registration or approval is obtained; provided, however, that this Note and the Obligations shall remain outstanding unless paid in full until Maker delivers the Conversion Shares and any then accrued but unpaid Interest to Payee and in no event shall this Note be converted until Maker effects such delivery; and

(iv)     If, and thereafter so long as the Common Stock shall be listed on any securities exchange, market or other quotation system, Maker will, if permitted by the rules of such exchange, market or other quotation system, list and keep listed and for sale so long as the Common Stock shall be so listed on such exchange, market or other quotation system, upon official notice of issuance, all issuable Conversion Shares and, in addition, if the rules of such exchange, market or other quotation system require shareholder approval for the authorization and/or issuance of the Conversion Shares, Maker will use its best efforts to obtain such approval in a timely manner.

(h)     Exchange Listing; Shareholder Approval. Notwithstanding anything contained herein to the contrary, Payee may not exercise its Conversion rights until the NYSE Mkt has approved the additional listing of the Conversion Shares and Maker’s shareholders have approved the potential issuance of the Conversion Shares pursuant to Section 713 of the NYSE Mkt rules, if applicable. Maker will take all action reasonably required to obtain such shareholder approval as soon as possible if applicable.

5.       Adjustment in Conversion Rate.

(a)     Adjustment for Change in Capital Stock. Except as provided in Section 5(l) below, if Maker shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, or (iii) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Maker is the continuing corporation), then in each such case the Conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that if this Note is thereafter converted, Payee may receive the number and kind of shares which Payee would have owned immediately following such action if Payee had converted this Note immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or reclassification. If, after an adjustment, Payee upon Conversion of this Note may receive shares of two or more classes of capital stock of Maker, Maker's Board of Directors shall determine, in good faith, the allocation of the adjusted Conversion Rate between or among, as the case may be, the classes of capital stock. After such allocation, the conversion privilege and conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 5.

(b)     Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Maker grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to all record holders of any class of shares of Common Stock (the “Purchase Rights”), then Payee will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Payee could have acquired if Payee had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including, without limitation, the Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that Payee’s right to participate in any such Purchase Right would result in Payee exceeding the Ownership Limitation, then Payee shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for Payee until such time, if ever, as Payee’s right thereto would not result in Payee exceeding the Ownership Limitation).

(c)     Action to Permit Valid Issuance of Common Stock. Before taking any action that would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Note, Maker will take all corporate action which may, in the opinion of its counsel, be necessary in order that Maker may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

(d)     Minimum Adjustment. No adjustment in the Conversion Rate shall be required if such adjustment is less than 1% of the then existing Conversion Rate; provided, however, that any adjustments which due to this Section 5(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, Maker shall be entitled to make such reductions in the Conversion Rate, in addition to those required by this Section 5(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by Maker to its shareholders shall not be taxable.

(e)     Referral of Adjustment. In any case in which this Section 5 shall require that an adjustment in the Conversion Rate be made effective as of a record date for a specified event (the “Conversion Event”), if this Note shall have been converted after such record date, Maker may elect to defer until the occurrence of the Conversion Event issuing to Payee the shares, if any, issuable upon the Conversion Event over and above the shares, if any, issuable upon such Conversion Event on the basis of the Conversion Rate in effect prior to such adjustment; provided, however, that Maker shall deliver to Payee a due bill or other appropriate instrument evidencing Payee’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)     Number of Shares. Upon each adjustment of the Conversion Rate as a result of the calculations made in this Section 5, this Note shall thereafter evidence the right to convert, at the adjusted Conversion Rate, that number of Conversion Shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product obtained by multiplying the number of Conversion Shares issuable upon Conversion of this Note prior to adjustment of the number of Conversion Shares by the Conversion Rate in effect prior to adjustment of the Conversion Rate by (ii) the Conversion Rate in effect after such adjustment of the Conversion Rate.

(g)     When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 5 if Payee is permitted to participate in the transaction on a basis no less favorable than any other party and at a level that would preserve Payee’s percentage equity participation in the Common Stock upon Conversion of this Note. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value or no par value to par value. If this Note becomes convertible solely into cash, no adjustment need be made thereafter.

(h)     Notice of Adjustment. Whenever the Conversion Rate is adjusted under this Section 5, Maker shall promptly mail to Payee a notice of the adjustment together with a certificate from Maker's Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted Conversion Rate and the manner of computing it, and (iii) the date on which such adjustment becomes effective. The certificate shall be evidence that the adjustment is correct, absent fraud or manifest error.

(i)     Reorganization of Maker. If Maker and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) Maker transfers or leases substantially all of its assets; (ii) Maker reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of this Note. If the issuer of securities deliverable upon Conversion of this Note is an affiliate of the surviving transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Payee may convert the Convertible Principal into the kind and amount of securities, cash or other assets that Payee would have owned immediately after the consolidation, merger, transfer, lease or exchange if Payee had converted this Note immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 5. The successor company shall mail to Payee a notice briefly describing the assumption agreement. If this Section applies, Section 5(a) above will not apply.

6.     Maker’s Covenant to Register the Conversion Shares. Maker covenants to Payee that, within one hundred twenty (120) days after the date hereof, Maker will file a registration statement to register the Conversion Shares under the Act pursuant to a registration statement (a “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) and use its best efforts to have the Registration Statement declared effective by the Commission as soon as possible.

7.     Maker’s Covenants. Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations, it shall comply with the following conditions:

(a)     Payment of Secured Obligations. Maker will pay the indebtedness evidenced by this Note according to its terms.

(b)     Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(c)     Books and Records. Maker shall, and shall cause each of its subsidiaries, to keep adequate books and records of account with respect to its business activities.

(d)     Insurance. Maker shall, and shall cause each of its subsidiaries, if any, to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses and/or with property similar to those operated and/or owned or leased by Maker or any such subsidiaries, as the case may be, including but not limited to, insurance policies covering real property. All such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

(e)     Compliance with Law. Maker shall comply, and shall cause each of its subsidiaries, to comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it or such subsidiaries, as the case may be, which, if breached, would have a material adverse effect on Maker's or such subsidiaries', as the case may be, business, prospects, operations, properties, assets or condition (financial or otherwise).

(f)      Compliance with Applicable Securities Laws. Maker shall file, and shall cause each of its subsidiaries, where applicable, to file all reports required to be filed by applicable securities laws and regulations, and such filings shall be accurate, timely filed and in full compliance with such securities laws and regulations, and Maker shall continue, and shall cause each of its subsidiaries, where applicable, to continue to be in full compliance with the provisions of the Sarbanes Oxley act applicable to it.

(g)     Compliance with Material Agreements, Leases, Licenses and Financial Obligations. All of the terms of each of Maker’s and/or its subsidiaries’ and affiliates’, material agreements, leases, licenses and financial obligations shall be complied with, and each of them shall be kept in full force and effect in accordance with their respective terms.

(h)     Taxes and Assessments. Maker will and will cause all of its subsidiaries to (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Maker or any of its subsidiaries, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its or of its subsidiaries properties.

(i) Notice of Default. Maker will give written notice to Payee of the occurrence of any Event of Default (as defined below) under this Note promptly upon the occurrence thereof.

(j) Obligation to Continue Filing Public Reports and Maintain Exchange Listing. Maker will not, without the prior written consent of Payee, take any action that will relieve it from its obligation to continue to file reports pursuant to the Exchange Act or any other applicable federal or state securities law or result in the delisting of the Common Stock from the NYSE Mkt.

8.      Reorganization of Maker. If Maker is party to a merger, consolidation or a transaction in which it is not the surviving or continuing entity or transfers or leases all or substantially all of its assets, the person who is the surviving or continuing entity or is the transferee or lessee of such assets shall assume the terms of this Note and the Obligations.

9.      Events of Defaults. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

(a)     Maker shall fail to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms hereof and such failure shall remain uncured for a period of ten (10) days thereafter;

(b)     Maker shall fail at any time to be in material compliance with any of the covenants set forth in Section 7 of this Note, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of this Note to be complied with, performed, kept or observed by Maker and such failure shall remain uncured for a period of thirty (30) days after notice thereof has been given by Payee to Maker;

(c)     Any representation or warranty made in this Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(d)     Any money judgment, writ or warrant of attachment, or similar process not covered by insurance in excess of Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate shall be entered or filed against Maker or any of its subsidiaries or any of their properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days;

(e)     Maker or any of its subsidiaries shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due;

(f)     Maker or any of its subsidiaries shall have received a written notice of default related to any material agreement to which it is a party and such act of default shall remain uncured after any applicable cure period;

(g)     Maker entering into or consummating any Change in Control, as defined at the end of this Section 9, without either Payee’s prior written consent or the simultaneous payment in full of all Obligations;

(h)     Maker’s liquidation, dissolution, or other termination;

(i)     Any material adverse change in the Maker’s business, operations, assets, liabilities, prospects for repayment, properties, condition (financial or otherwise) or results of operations, or any of its subsidiaries, or any litigation or governmental proceeding or investigation brought or threatened against Maker or any of its subsidiaries, or any executive officer or key employee of Maker or any of its subsidiaries, which materially adversely affects the business, operations, assets, liabilities, prospects for repayment, properties, condition (financial or otherwise) or results of operations of Maker or any of its subsidiaries;

(j)     A case or proceeding shall have been commenced against Maker or any of its subsidiaries (each a “Proceeding Company”) in a court having competent jurisdiction seeking a decree or order in respect of a Proceeding Company (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of a Proceeding Company, or any of its properties; or (C) ordering the winding-up or liquidation of the affairs of a Proceeding Company, and such case or proceeding shall remain unstayed or undismissed for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

(k)     A Proceeding Company shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Proceeding Company, or any of its properties.

“Change in Control” means the occurrence of any of the following events: (i) Any Person, other than Maker, its affiliates or any Maker employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the, directly or indirectly, of Maker’s securities representing more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in the election of Maker’s directors (“Voting Securities”); or (ii) Individuals who constitute Makers Board of Directors (the “Incumbent Directors”), as of the beginning of any twenty-four (24) month period commencing with the date hereof, cease for any reason to constitute at least a majority of the directors. Notwithstanding the foregoing, any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by Maker’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Directors, shall be considered an Incumbent Director; or (iii) Consummation by Maker of a recapitalization, reorganization, merger, consolidation or other similar transaction (a “Business Combination”), with respect to which all or substantially all of the individuals and entities who were the beneficial owners of Maker’s voting securities (the “Voting Securities”) immediately prior to such Business Combination (the “Incumbent Shareholders”) do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, fifty percent (50%) or more of the Voting Securities of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination (the “Surviving Entity”), in substantially the same proportion as their ownership of such Voting Securities immediately prior to such Business Combination; or (iv) Consummation of a complete liquidation or dissolution of Maker, or the sale or other disposition of all or substantially all of Maker’s assets, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than fifty percent (50%) of the combined Voting Securities is then owned beneficially, directly or indirectly, by the Incumbent Shareholders in substantially the same proportion as their ownership of the Voting Securities immediately prior to such sale or disposition. For purposes of this definition, the following terms shall have the meanings set forth as follows: (A) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and (B) “Person” shall have the meaning as used in Sections 13(d) and 14(d) of the Exchange Act.

10.       Remedies.

10.1     Acceleration and Rights. Upon the occurrence of any Event of Default, the Obligations will be immediately due and payable in full and Payee at any time thereafter may at its option accelerate the maturity of the Obligations. Upon the occurrence of any such Event of Default, Payee will have the following rights and remedies:

10.2     Remedies Cumulative, No Waiver. No right, power or remedy conferred upon or reserved to Payee by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy will be cumulative and concurrent and will be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission by Payee to exercise any right, power or remedy accruing upon the occurrence of any Event of Default will exhaust or impair any such right, power or remedy or will be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Note to Payee may be exercised from time to time and as often as may be deemed expedient by Payee.

10.3     Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies will be applied as set forth herein providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Note, then as follows:

(i)	First, to the costs and expenses, including reasonable attorneys’ fees, incurred by Payee in connection with the exercise of its remedies;

(ii)

Second, to the expenses of curing the default that has occurred, if Payee, in its reasonable discretion, incurs expenses to cure the default that has occurred, including maintaining the services of a monitor;

(iii)

Third, to the payment of the Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by this Note, in such order of priority as Payee will determine in its sole discretion; and

(iv)	Fourth, the remainder, if any, to Maker or to any other person lawfully thereunto entitled.

If any deficiency remains after the payments as set forth above, Maker shall remain liable to Payee for such deficiency.

11.     Limitation of Interest Payments. Nothing contained in this Note or in any other agreement between Maker and Payee requires Maker to pay or Payee to accept Interest in an amount that would subject Maker to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of Interest or of such other charges that may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the commonwealth of Pennsylvania or any other state or domestic or other jurisdiction in which either Maker or Payee may be located or may conduct business or the laws of any state or other jurisdiction applicable to this Note. Should Payee receive any payment, which is or would be more than that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on this Note.

12.     Miscellaneous.

(a)     Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

(b)     Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c)     Governing Law; Venue. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California applicable to contracts made and to be performed entirely within such State. Any action, suit or proceeding in connection with this Note may be brought against Maker in a federal or state court of record located in Santa Clara County, California, and Maker and Payee each agrees to submit to the personal jurisdiction of such court and waives any objection which either may have, based on improper venue or forum non conveniens, to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address referred to in Section 12(g) below and that service so made shall be deemed to be completed upon the earlier of actual receipt or five (5) days after the same shall have been posted to its address.

(d)     Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(e)     Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like date and tenor in lieu of this Note.

(f)     Modification of Note or Waiver of Terms Thereof. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Maker and Payee and then only to the extent set forth in such writing, or shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.

(g)     Notice. All offers, acceptances, notices, requests, demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only: (i) when delivered in person; (ii) one (1) day after deposit with a nationally recognized overnight courier service; or, (iii) five (5) days after having been mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other. Notice may also be given via electronic or facsimile transmission to a party who provides such party’s fax number or email address to the other party and shall be deemed to have been given if receipt thereof is confirmed by the recipient.

(h)     Transfer. This Note shall be transferable only on the books of Maker upon delivery thereof duly endorsed by Payee or by Payee’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of its or its authority shall be produced. Upon any registration of transfer, Maker shall deliver a new Note or Notes to the person entitled thereto. Notwithstanding the foregoing, Maker shall have no obligation to cause this Note to be transferred on its books to any person if, in the reasonable opinion of counsel to Maker, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder and/or applicable state securities laws.

(i)     Presumptions. Maker hereby represents and acknowledges that in connection with the negotiation of this Note it has been represented by its own counsel, who has reviewed this Note and advised it as to the legal significance and consequences of entering into this Note and has participated in the drafting hereof. Therefore, this Note shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Note or any part hereof to be drafted.

(j)     Waivers.

(a)     Waiver of Trial by Jury. To the extent not prohibited by applicable law, MAKER and PAYEE hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of THIS NOTE or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims and all other common law or statutory claims. Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into this NOTE. Each party represents and warrants that it/HE has reviewed this waiver with its/HIS legal counsel and that it/HE knowingly and voluntarily waives its/HIS jury trial rights following consultation with legal counsel.

(b)     Marshaling of Assets. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisal, valuation, stay, extension, reinstatement and redemption laws now in force and those hereafter in force and all rights of marshaling in the event of any sale hereunder of the Collateral by Lender or any part or any interest therein.

(k)     Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and Payee’s successors and assigns.

(l)     Severability. If one or more of the provisions or portions of this Note shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby.

(m)     Gender. The use herein of the masculine pronouns or similar terms shall be deemed to include the feminine and neuter genders as well and vice versa and the use of the singular pronouns shall be deemed to include the plural as well and vice versa.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.

Digital Power Corporation
A California corporation

By:
Amos Kohn, President and Chief Executive Officer

Agreed and Accepted:

[●]

By: ___________________________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 12% Convertible Note due August 3, 2018 of Digital Power Corporation, a California corporation (the “Company”), into shares of Company common stock (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:
Principal Amount of Debenture to be Converted:
Conversion Rate:
Number of shares of Common Stock to be issued:

Signature:
Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

1